UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

Rexahn Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34079	11-3516358
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 455 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 26, 2019, Rexahn Pharmaceuticals, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). As of February 11, 2019, the record date for the Special Meeting, there were 48,277,420 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), issued and outstanding and entitled to vote on the proposals presented at the Special Meeting. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Special Meeting.

Proposal 1. Amendment to the Company’s Amended and Restated Certificate of Incorporation

The Company’s shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio within the range of 1:5 to 1:15, as determined by the Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by the Board of Directors in its sole discretion. The voting on this proposal is set forth below:

For	Against	Abstentions
24,922,768	12,689,599	516,962

There were no broker non-votes for Proposal 1.

Proposal 2. Authorization to Adjourn the Special Meeting

The Company's shareholders approved the proposal to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve Proposal 1. The voting on this proposal is set forth below:

For	Against	Abstentions
25,249,294	12,276,984	603,049

There were no broker non-votes for Proposal 2.

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes in favor of Proposal 1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Date: March 26, 2019	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President and Chief Executive Officer